Fitch Proof - 93526-Poage Proxy Card Rev 01 - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

POAGE BANKSHARES, INC.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 29, 2018.

INTERNET/MOBILE — www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE – 1 (866) 894-0536 (toll-free)
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

Please mark your votes like this **X**

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS STATED BELOW.

		FOR	AGAINST	ABSTAIN
1.	To adopt and approve the Agreement and Plan of Merger dated as of July 11, 2018 by and between City Holding Company and Poage Bankshares, Inc., and the merger contemplated thereby.	☐	☐	☐
2.	To approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Poage Bankshares, Inc. in connection with the merger.	☐	☐	☐
3.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to accept and approve the Agreement and Plan of Merger and the merger.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Fitch Proof - 93526-Poage Proxy Card Rev 01 - Back Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held October 30, 2018. The Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus are available at: https://www.cstproxy.com/townsquarebank/sm2018 "# FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED " REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS POAGE BANKSHARES, INC. The undersigned appoints Thomas L. Burnette, Charles W. Robinson and Bruce VanHorn, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Poage Bankshares, Inc. held of record by the undersigned at the close of business on September 4, 2018 at the Special Meeting of Shareholders of Poage Bankshares, Inc. to be held on October 30, 2018, or at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. (Continued, and to be marked, dated and signed, on the other side)